EXHIBIT D

                         ACKNOWLEDGMENT AND CONSENT


           Each of the undersigned, as an executor for the estate of Jack N. Berkman (the "Estate") pursuant to the Full Letters Testamentary issued by the Surrogate's Court of New York County, New York, on January 3, 1996, hereby:

                (a) acknowledges that she or he has reviewed this Amendment No. 1 (this "Amendment No. 1") to the Schedule 13D originally filed with the Securities and Exchange Commission on October 10, 1995, which Amendment No. 1 is attached as Exhibit A hereto;

                (b) consents to the execution by Myles P. Berkman and the filing with the Securities and Exchange Commission and The Nasdaq Stock Market, on behalf of the Estate, of this Amendment No. 1, substantially in the forms attached hereto as Exhibit A, with such changes and modifications as Myles P. Berkman shall deem necessary or desirable; and

                (c) consents to all other actions to be taken and ratifies all actions taken by Myles P. Berkman in connection with the filing of this Amendment No. 1.

 Dated:  As of June 11, 1999


                               /s/ Lillian R. Berkman
                               --------------------------------
                               Lillian R. Berkman,
                               as an Executor of the Estate
                               of Jack N. Berkman



                               /s/ Donald H. Jones
                               --------------------------------
                               Donald H. Jones,
                               as an Executor of the Estate
                               of Jack N. Berkman

 Acknowledged:


 /s/ Myles P. Berkman
 ---------------------------
 Myles P. Berkman,
 as an Executor of the Estate
 of Jack N. Berkman